Exhibit 4.29

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 16, 2014, among Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Wise Finance” and, together with the Company, the “Issuers”), the Guarantors party hereto, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have previously executed and delivered to the Trustee the Indenture, dated as of December 11, 2013 (the “Indenture”), pursuant to which the Issuers have issued $650,000,000 aggregate principal amount of their 8 3⁄4% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01(a) of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, defect, mistake or inconsistency in the Indenture and Section 9.01(e) of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture without the consent of any Holder to make any provisions with respect to matters or questions arising under the Indenture if each such provision shall not materially adversely affect the interests of the Holders;

WHEREAS, the Issuers and the Guarantors have requested that the Trustee and Collateral Agent execute and deliver this Supplemental Indenture for the purpose of amending the Indenture as permitted by Sections 9.01(a) and 9.01(e) of the Indenture;

WHEREAS, the Issuers have delivered to the Trustee and the Collateral Agent simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.06, 15.04 and 15.05 of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2. Amendment to the Indenture. Clause (24) of the definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“(24) Liens created for the benefit of (or to secure) the Notes or any Subsidiary Guarantees of the Notes, in each case, issued on the Closing Date;”

SECTION 3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture to the Indenture shall hereby be deemed to mean the Indenture as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WISE METALS GROUP LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

WISE ALLOYS FINANCE CORPORATION

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

WISE ALLOYS LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

ALABAMA ELECTRIC MOTOR SERVICES, LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Wise Metals First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Wise Metals First Supplemental Indenture]